Exhibit 4.1

EXECUTION VERSION

SUBURBAN PROPANE PARTNERS, L.P.,

SUBURBAN ENERGY FINANCE CORP.,

as Issuers

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of August 1, 2012

7-1/2% Senior Notes due 2018

7-3/8% Senior Notes due 2021

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

Reconciliation and Tie between Trust Indenture Act of 1939

and Indenture Provisions (1)

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	5.09
	(a)(2)	5.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	5.08
Section 311	(a)	5.14
	(b)	5.14
Section 312	(a)	6.01 6.02(a)
	(b)	6.02(b)
	(c)	6.02(b)
Section 313	(a)	6.03(a)
	(b)	Not Applicable
	(c)	6.03(c)
	(d)	6.03(b)
Section 314	(a)	9.03
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
Section 315	(a)	5.01(a)
	(b)	5.02
	(c)	5.01(b)
	(d)	5.01(c)
	(d)(1)	5.01(c)(1)
	(d)(2)	5.01(c)(2)
	(d)(3)	5.01(c)(3)
	(e)	4.11
Section 316	(a) (last sentence)	2.15
	(a)(1)(A)	4.05
	(a)(1)(B)	4.04
	(a)(2)	Not Applicable
	(b)	4.07
Section 317	(a)(1)	4.08
	(a)(2)	4.09
	(b)	12.05
Section 318	(a)	1.07

(1)	This reconciliation and tie shall not for any purpose, be deemed to be a part of the Indenture.

i

EXHIBITS

Exhibit A-l	FORM OF 2018 NOTE
Exhibit A-2	FORM OF 2021 NOTE
Exhibit B	FORM OF SUBSIDIARY GUARANTEE
Exhibit C	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSIDIARY GUARANTORS

THIS INDENTURE, dated as of August 1, 2012 (the “Indenture”), among SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (“Suburban Propane”), SUBURBAN ENERGY FINANCE CORP., a Delaware corporation (“Finance Corp.” and, together with Suburban Propane, the “Issuers”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (herein called the “Trustee”).

The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ Notes:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Certain terms, used principally within an Article of this Indenture, may be defined in that Article.

“2018 Notes” means the 7-1/2% Senior Notes due 2018.

“2018 Notes AHYDO Redemption Date” has the meaning specified in Section 10.10(a).

“2018 Notes Mandatory Principal Redemption” has the meaning specified in Section 10.10(a).

“2018 Notes Mandatory Principal Redemption Amount” has the meaning specified in Section 10.10(a).

“2021 Notes” means the 7-3/8% Senior Notes due 2021.

“2021 Notes AHYDO Redemption Date” has the meaning specified in Section 10.10(b).

“2021 Notes Mandatory Principal Redemption” has the meaning specified in Section 10.10(b).

“2021 Notes Mandatory Principal Redemption Amount” has the meaning specified in Section 10.10(b).

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional 2018 Notes” means additional 2018 Notes (other than the Initial 2018 Notes) issued under this Indenture in accordance with Sections 2.02 and 9.10 hereof, as part of the same series as the Initial 2018 Notes.

“Additional 2021 Notes” means additional 2021 Notes (other than the Initial 2021 Notes) issued under this Indenture in accordance with Sections 2.02 and 9.10 hereof, as part of the same series as the Initial 2021 Notes.

“Additional Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Additional Interest.

“Additional Notes” means Additional 2018 Notes and Additional 2021 Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. A Person shall not be deemed an “Affiliate” of Suburban Propane or any of its Restricted Subsidiaries solely as a result of such Person being a joint venture partner of Suburban Propane or any of its Restricted Subsidiaries. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning stated in Section 9.12(a).

“Agent” means any Registrar or Paying Agent.

“Agent Members” has the meaning stated in Section 2.07(c).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Asset Acquisition” means the following:

(1) an Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in any other Person pursuant to which the Person shall become a Restricted Subsidiary of Suburban Propane, or shall be merged with or into Suburban Propane or any Restricted Subsidiary of Suburban Propane;

(2) the acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of the assets of any Person, other than a Restricted Subsidiary of Suburban Propane, which constitute all or substantially all of the assets of such Person; or

(3) the acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of any division or line of business of any Person, other than a Restricted Subsidiary of Suburban Propane.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of Suburban Propane and its Restricted Subsidiaries taken as a whole will be governed by Sections 7.01 and 9.16 and not by the provisions of Section 9.11; and

(2) the issuance of Equity Interests in any of Suburban Propane’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2) a transfer of assets between or among Suburban Propane and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of Suburban Propane to Suburban Propane or to a Restricted Subsidiary of Suburban Propane;

(4) the sale, lease or other disposition of inventory, products, services, accounts receivable or other current assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind, not to exceed the Fair Market Value of $20.0 million in the aggregate from the date of this Indenture;

(6) the sale or other disposition of cash or Cash Equivalents or the termination or close-out of Hedging Obligations; and

(7) a Restricted Payment that does not violate the covenant described in Section 9.08 or a Permitted Investment.

“Asset Sale Offer” has the meaning specified in Section 10.11.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authenticating Agent” means any Person appointed by the Issuers pursuant to Section 5.13 and authorized to act on behalf of the Trustee to authenticate the Notes.

“Available Cash” as to any quarter means:

(1) the sum of:

(a) all cash receipts of Suburban Propane during such quarter from all sources other than Asset Sales (including, without limitation, distributions of cash received from the Operating Partnership and cash proceeds received by or distributed to Suburban Propane from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions); and

(b) any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

(2) less the sum of:

(a) all cash disbursements of Suburban Propane during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of Suburban Propane (including Common Units), capital expenditures, contributions, if any, to the Operating Partnership and cash distributions to partners of Suburban Propane; and

(b) any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the general partner of Suburban Propane determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of Suburban Propane or the Operating Partnership (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of Suburban Propane in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which Suburban Propane is a party or by which it is bound or its assets are subject;

(3) plus the aggregate maximum amount of working capital Indebtedness available to Suburban Propane or its Restricted Subsidiaries under Credit Facilities on the date of such Restricted Payment.

Notwithstanding the foregoing, “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of Suburban Propane. Taxes paid by Suburban Propane on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of Suburban Propane that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners. Alternatively, in the discretion of the Board of Supervisors of Suburban Propane, such taxes (if pertaining to all partners) may be considered to be cash disbursements of Suburban Propane which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Supervisors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; provided, that in the case of Suburban Propane, it means the board of supervisors of Suburban Propane;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by an officer of Suburban Propane on behalf of the Issuers to have been duly adopted by the Board of Supervisors of Suburban Propane and to be in full force and effect on the date of such certification.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 90% of the face amount of all accounts receivable (net of reserves) owned by Suburban Propane and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 60 days past due; plus

(2) 70% of the book value of all inventory (net of reserves) owned by Suburban Propane and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

“Business Day” means a day that is not a Saturday or a Sunday, or a day on which banks or trust companies in New York City are authorized or obligated by law, regulation or executive order to be closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited), membership interests, units, incentive distribution rights or any similar equity right to distributions; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P and its successors or Moody’s and its successors;

(4) commercial paper having one of the two highest ratings obtainable from S&P or Moody’s and in each case maturing within 270 days after the date of creation;

(5) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada:

(a) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s; and

(b) the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s (such commercial banks, “Permitted Banks”);

(6) eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(7) bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks;

(8) obligations of the type described in clauses (1) through (7) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of Suburban Propane or one of its Restricted Subsidiaries by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question; and

(9) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Suburban Propane and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(2) the adoption of a plan relating to the liquidation or dissolution of Suburban Propane or its General Partner;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of units or shares, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(4) Suburban Energy Services Group LLC ceases to be the general partner of Suburban Propane, which occurrence is followed by a Rating Decline within 90 days thereof;

(5) Suburban Propane consolidates with, or merges with or into, any Person (other than the Principals and their Related Parties), or any Person (other than the Principals and their Related Parties) consolidates with, or merges with or into, Suburban Propane, other than any such transaction where the Voting Stock of Suburban Propane outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(6) the first day on which a majority of the members of the Board of Supervisors of Suburban Propane are not Continuing Directors, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction; and

(7) the first day on which Suburban Propane fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Finance Corp.

“Change of Control Offer” has the meaning specified in Section 9.16(a).

“Change of Control Payment” has the meaning specified in Section 9.16(a).

“Change of Control Payment Date” has the meaning specified in Section 9.16(a)(2).

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Units” means the units representing limited partner interests of Suburban Propane, having the rights and obligations specified with respect to common units of Suburban Propane.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum of, without duplication, the following amounts for that period, taken as single accounting period:

(1) Consolidated Net Income;

(2) Consolidated Non-Cash Charges (to the extent Consolidated Net Income was reduced thereby);

(3) Consolidated Interest Expense (to the extent Consolidated Net Income was reduced thereby); and

(4) Consolidated Income Tax Expense (to the extent Consolidated Net Income was reduced thereby).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to Suburban Propane and its Restricted Subsidiaries, the ratio of (a) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of Suburban Propane and its Restricted Subsidiaries for the four full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”), to (b) the aggregate amount of Consolidated Fixed Charges of Suburban Propane and its Restricted Subsidiaries for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (in accordance with Regulation S-X under the Securities Act) for the period of the calculation to, without duplication:

(1) the incurrence or repayment of any Indebtedness, Disqualified Stock or Preferred Stock, excluding revolving credit borrowings and repayments of revolving credit borrowings (other than any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of Suburban Propane or any of its Restricted Subsidiaries and in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of Suburban Propane or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Debt) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

(a) any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the Reference Period; and

(b) any Person that is an Unrestricted Subsidiary on the Transaction Date will be deemed to have been an Unrestricted Subsidiary at all times during the Reference Period.

Furthermore, subject to the following paragraph, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness, other than Indebtedness referred to in clause (2) below, determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

(2) with respect to Indebtedness incurred in accordance with clause (1) of the definition of Permitted Debt, only actual interest payments associated with such Indebtedness during the Four Quarter Period shall be included in the calculation; and

(3) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the period.

“Consolidated Fixed Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum, without duplication, of the following amounts for that period, taken as a single accounting period:

(1) Consolidated Interest Expense; and

(2) the product of:

(a) the aggregate amount of distributions and other dividends or payments paid in cash (other than to Suburban Propane or its Restricted Subsidiaries) during the period in respect of Preferred Stock and Disqualified Stock of Suburban Propane and its Restricted Subsidiaries on a consolidated basis; and

(b) a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

“Consolidated Income Tax Expense” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of Suburban Propane and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate interest expense of Suburban Propane and its Restricted Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP, including, without limitation or duplication:

(1) any amortization of debt discount;

(2) the net cost under interest rate agreements described in clauses (1) and (2) of the definition of Hedging Obligations;

(3) the interest portion of any deferred payment obligation;

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) all accrued interest for all instruments evidencing Indebtedness;

(6) the interest component of Capital Lease Obligations paid or accrued or scheduled to be paid or accrued by Suburban Propane and its Restricted Subsidiaries during the period;

(7) the consolidated interest that was capitalized during such period; and

(8) any interest accruing on Indebtedness of another Person that is Guaranteed by Suburban Propane or one of its Restricted Subsidiaries or secured by a Lien on assets of Suburban Propane or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon.

“Consolidated Net Income” means, for any period, the net income of Suburban Propane and its Restricted Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP, and as adjusted to exclude:

(1) net after-tax extraordinary gains or losses;

(2) net after-tax gains or losses attributable to Asset Sales;

(3) the net income or loss of any Person that is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to Suburban Propane or any Restricted Subsidiary;

(4) the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of any agreement, instrument, charter or any judgment, decree, order, statute, rule or other regulation; and

(5) the cumulative effect of any changes in accounting principles.

“Consolidated Non-Cash Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum, without duplication, of: (1) depreciation, (2) amortization, (3) non-cash employee compensation expenses and (4) any other non-cash charges, in each case to the extent that the Consolidated Net Income of Suburban Propane for that period was reduced thereby.

“Continuing Directors” means, as of any date of determination, any member of the Board of Supervisors of Suburban Propane who:

(1) was a member of such Board of Supervisors on the date of this Indenture;

(2) was elected by the unitholders of Suburban Propane in accordance with the provisions of Suburban Propane’s partnership agreement as in effect on the date of this Indenture; or

(3) was nominated for election or elected to such Board of Supervisors with the approval of a majority of the Continuing Directors who were not elected by the unitholders of Suburban Propane and who were members of such Board at the time of such nomination or election.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers), except that with respect to the presentation of Notes for payment or for registration of transfer and exchange, such term shall mean the office or the agency of the Trustee designated for such purpose.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“Credit Agreement” means that certain amended and restated credit agreement, dated as of January 5, 2012, among the Operating Partnership, as borrower, Suburban Propane, as parent, and the lenders or agents party thereto from time to time, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

“Custodian” means the Trustee, in its capacity as custodian for the Global Notes, and any successor in that capacity.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.09(b).

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Changes of Interests in the Global Note” attached thereto.

“Definitive Notes Legend” means the legend set forth in Section 2.06(f)(1) hereof, which is required to be placed on all Definitive Notes issues under this Indenture.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which any series of Notes mature. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Suburban Propane to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Suburban Propane may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 9.08 hereof and (2) any Capital Stock issued pursuant to any plan for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by Suburban Propane in order to satisfy applicable contractual, statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Suburban Propane and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“DTC” has the meaning specified in Section 2.03.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private offer and sale of Common Units of Suburban Propane.

“Euroclear” means Euroclear Bank S.A./N.A., as operator of Euroclear System or any successor securities clearing agency.

“Event of Default” has the meaning specified in Section 4.01.

“Excess Proceeds” has the meaning specified in Section 9.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of Suburban Propane and its Restricted Subsidiaries in existence on the date of this Indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Supervisors of Suburban Propane.

“Finance Corp.” means the Person named as “Finance Corp.” in the first paragraph of this Indenture, and any and all successors thereto.

“Four Quarter Period” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which is in effect as of the date of this Indenture.

“General Partner” means Suburban Energy Services Group LLC, a Delaware limited liability company, as the general partner of Suburban Propane.

“Global Note Legend” means the legend set forth in Section 2.06(f)(1) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, and that bears the Global Note Legend and that has the “Schedule of Changes of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.06 hereof.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or Guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Growth Related Capital Expenditures” means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

“Guarantee” means a Guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices, weather or other risks associated with the business or operations of such Person.

“Holder” or “holder” means the Person in whose name at the time a particular Note is registered.

“incur” has the meaning set forth in Section 9.10(a).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable in the ordinary course of business; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” has the meaning specified in the first paragraph of this Indenture.

“Initial 2018 Notes” means the $496,557,000 aggregate principal amount of 2018 Notes issued under this Indenture on the date hereof.

“Initial 2021 Notes” means the $503,443,000 aggregate principal amount of 2021 Notes issued under this Indenture on the date hereof.

“Initial Notes” means the Initial 2018 Notes and the Initial 2021 Notes.

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Interim Capital Transactions” means (1) borrowings, refinancings or refunding of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by Suburban Propane or the Operating Partnership and (2) sales of Capital Stock of Suburban Propane by Suburban Propane or the Operating Partnership, in each case prior to the commencement of the dissolution and liquidation of Suburban Propane.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate any series of Notes for reasons outside of the control of Suburban Propane, the equivalent investment grade credit rating from any Rating Agency selected by Suburban Propane as a replacement Rating Agency).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations but excluding Guarantees permitted to be incurred pursuant to Section 9.10(b)(9)), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Suburban Propane or any Restricted Subsidiary of Suburban Propane sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Suburban Propane such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Suburban Propane, Suburban Propane will be deemed to have made an investment on the date of any such sale or disposition equal to the Fair Market Value of Suburban Propane’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 9.08(b). The acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of a Person that holds an Investment in a third Person will be deemed to be an Investment by Suburban Propane or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 9.08(b). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the Initial Notes are issued.

“Issuers” has the meaning stated in the first paragraph of this Indenture.

“Issuers’ Request” or “Issuers’ Order” means a written request or order signed in the name of the Issuers by one of the Officers of each of the Issuers and delivered to the Trustee.

“Legal Defeasance” has the meaning specified in Section 12.02.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any other successor thereto.

“Net Proceeds” means the aggregate cash proceeds received by Suburban Propane or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on such asset or assets and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Suburban Propane nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Suburban Propane or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Suburban Propane or any of its Restricted Subsidiaries.

“Notes” means the 2018 Notes and the 2021 Notes, and more particularly means any note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under this Indenture. The 2018 Notes and the 2021 Notes (including, in each case, any Exchange Notes issued in exchange therefor) are separate series of Notes. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning stated in Section 10.11.

“Offer Period” has the meaning stated in Section 10.11.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of Suburban Propane, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Suburban Propane, and delivered to the Trustee. Each such Officers’ Certificate shall contain the statements provided in Section 1.02.

“Operating Partnership” means Suburban Propane, L.P., a Delaware limited partnership and a direct Subsidiary of Suburban Propane.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of Suburban Propane or any Subsidiary of Suburban Propane and who shall be reasonably acceptable to the Trustee. Each Opinion of Counsel shall contain the statements provided in Section 1.02.

“Outstanding” or “outstanding”, when used with respect to any series of Notes, means, as of the date of determination, all Notes of such series theretofore authenticated and delivered under this Indenture, except:

(1) Notes of such series theretofore cancelled by the Trustee or delivered or deemed delivered to the Trustee for cancellation;

(2) Notes of such series for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3) Notes of such series which have been paid pursuant to Article III or in exchange for or in lieu of which other Notes of a corresponding series have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser (as defined in section 8-303 of the New York Uniform Commercial Code as in effect on the date hereof, and any successor thereto or amendment thereof) in whose hands such Notes are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes of the applicable series owned by the Issuers or any other obligor upon the Notes of such series or any Affiliate of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes of the applicable series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgees are not the Issuers or any other obligor upon such Notes or any Affiliate of the Issuers or of such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Paying Agent” means the Trustee or any other Person authorized by the Issuers to pay the principal of (and premium, if any) or interest, if any, on any series of Notes on behalf of the Issuers.

“Permitted Banks” has the meaning specified in the definition of “Cash Equivalents.”

“Permitted Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of Suburban Propane or any of its Restricted Subsidiaries as conducted as of the date of this Indenture or is otherwise related to the energy business.

“Permitted Debt” has the meaning specified in Section 9.10(b).

“Permitted Business Investments” means any Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in any Unrestricted Subsidiary of Suburban Propane or in a joint venture, provided that:

(1) at the time of such Investment and immediately thereafter, Suburban Propane could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 9.10(a);

(2) if such Unrestricted Subsidiary or joint venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or joint venture that is recourse to the Suburban Propane or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or joint venture for which the Suburban Propane or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any Guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Suburban Propane and its Restricted Subsidiaries under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 9.10(a); and

(3) such Unrestricted Subsidiary’s or joint venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1) any Investment in Suburban Propane or in a Restricted Subsidiary of Suburban Propane;

(2) any Investment in Cash Equivalents;

(3) any Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Suburban Propane; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Suburban Propane or a Restricted Subsidiary of Suburban Propane;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 9.11;

(5) any acquisition of assets or Capital Stock to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Suburban Propane;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Suburban Propane or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by non-speculative Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of Suburban Propane or a Restricted Subsidiary of Suburban Propane;

(9) repurchases of Notes;

(10) Permitted Business Investments; and

(11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $75.0 million.

“Permitted Liens” means:

(1) Liens on assets of Suburban Propane securing Indebtedness and other Obligations under Credit Facilities and Existing Indebtedness that was permitted by the terms of this Indenture to be incurred and/or securing non-speculative Hedging Obligations related thereto;

(2) Liens in favor of the Issuers;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Suburban Propane; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Suburban Propane;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Suburban Propane; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5) Liens to secure Indebtedness permitted to be incurred pursuant to Section 9.10(b)(11);

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 9.10(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) any series of Notes or any Exchange Notes issued pursuant to the Registration Rights Agreement;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(13) Liens on the equity interests of Unrestricted Subsidiaries or joint ventures granted to secure indebtedness incurred by such Unrestricted Subsidiaries or joint ventures; and

(14) Liens on pipelines or pipeline facilities that arise by operation of law;

(15) Liens securing Hedging Obligations entered into for bona fide hedging purposes and not for the purpose of speculation;

(16) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by the United States Employee Retirement Income Security Act of 1974, as amended;

(17) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(18) (i) any interest or title of a lessor or sublessor under any lease not prohibited by this Indenture, (ii) any Lien or restriction to which the interest or title of such lessor or sublessor may be subject, or (iii) any subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(19) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering in any material respect with the ordinary conduct of the business of Suburban Propane or any of its Subsidiaries;

(20) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(21) Liens securing judgments for the payment of money not constituting an Event of Default;

(22) precautionary UCC-1 financing statement filings by lessors in respect of operating leases, provided that the obligations under such leases do not constitute Indebtedness; and

(23) Liens incurred in the ordinary course of business of Suburban Propane with respect to obligations that do not exceed $15.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Suburban Propane or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Suburban Propane or any of its Restricted Subsidiaries; provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest, if any, on the Notes are payable as specified in accordance with Section 2.09.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes, however designated, that is preferred as to the payment of distributions or dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principals” means the Persons owning the Capital Stock of the General Partner as of the date of this Indenture.

“Purchase Date” has the meaning specified in Section 10.11.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate any series of Notes for reasons outside of the control of Suburban Propane, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Suburban Propane as a replacement agency for Moody’s or S&P, as the case may be.

“Rating Category” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of a series of Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of a series of Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price, in the currency or currency unit in which such Note is payable, at which it is to be redeemed pursuant to this Indenture.

“Reference Period” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Registrar” has the meaning specified in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 1, 2012, among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means (i) March 15 and September 15 with respect to the 2018 Notes and (ii) January 15 and July 15 with respect to the 2021 Notes, whether or not such day shall be a Business Day.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2, as the case may be, bearing the Global Note Legend and the Regulation S Notes Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the applicable series of Notes sold in reliance on Rule 903 of Regulation S.

“Regulation S Notes” means Notes offered and issued by the Issuers initially to Persons other than U.S. persons in reliance upon Regulation S.

“Regulation S Notes Legend” means the legend set forth in Section 2.06(f)(1) hereof, which is required to be placed on all Regulation S Notes issued under this Indenture.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Reporting Default” means a Default described in Section 4.01(c).

“Responsible Trust Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Restricted Notes Legend.

“Restricted Global Note” means a Global Note bearing the Restricted Notes Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes” means Notes offered and issued by the Issuers initially to QIBs (that are also institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act).

“Restricted Notes Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Restricted Payments” has the meaning specified in Section 9.08(a)(4).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 9.07(a).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group and any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.09(b).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of Suburban Propane’s obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Suburban Propane” means the Person named as “Suburban Propane” in the first paragraph of this Indenture, and any and all successors thereto.

“Suspension Period” has the meaning specified in Section 9.07(a).

“Termination Capital Transactions” means any sale, transfer or other disposition of property of Suburban Propane or the Operating Partnership occurring upon or incident to the liquidation and winding up of Suburban Propane and the Operating Partnership.

“Transaction Date” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.03.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Restricted Notes Legend or the Regulation S Notes Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Restricted Notes Legend or the Regulation S Notes Legend.

“Unrestricted Subsidiary” means any Subsidiary of Suburban Propane (other than Finance Corp., the Operating Partnership or any successor to any of them) that is designated by the Board of Supervisors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 9.12, is not party to any agreement, contract, arrangement or understanding with Suburban Propane or any Restricted Subsidiary of Suburban Propane unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Suburban Propane or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Suburban Propane;

(3) is a Person with respect to which neither Suburban Propane nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Suburban Propane or any of its Restricted Subsidiaries.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Supervisors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means the Operating Partnership or any Subsidiary of Suburban Propane of which 100% of the outstanding Capital Stock is owned by Suburban Propane or by one or more Wholly Owned Restricted Subsidiaries of Suburban Propane or by Suburban Propane and one or more Wholly Owned Restricted Subsidiaries of Suburban Propane. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02 Compliance Certificates and Opinions.

(a) Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Unless expressly otherwise specified with respect to any certificate or opinion provided for in this Indenture, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 9.04) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been satisfied.

SECTION 1.03 Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of Suburban Propane on behalf of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Suburban Propane on behalf of the Issuers stating that the information with respect to such factual matters is in the possession of Suburban Propane, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of a particular series of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such proxy shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount and serial numbers of any series of Notes held by any Person and the date of holding the same shall be proved by the register maintained by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of a Holder shall bind every future Holder of the same Note and the Holder of every Note of such series issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Issuers shall solicit from the Holders of a particular series of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders of such series of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of such series of Notes at the close of business on such record date shall be deemed to be Holders of such series of Notes for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders of such series of Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 1.05 Notices to Trustee and the Issuers. Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Issuers shall be made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given, furnished or filed upon its receipt by a Responsible Trust Officer of the Trustee, or

(b) Suburban Propane on behalf of the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person, mailed, first-class postage prepaid, or sent by overnight courier or, until such time as Suburban Propane shall have notified the Trustee in writing that it shall no longer accept delivery of notice by telecopy, given by telecopy to Suburban Propane addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by Suburban Propane, or at its telecopy number from time to time furnished in writing to the Trustee expressly for purposes of this Indenture, Attention: Legal Department.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of Global Notes, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

SECTION 1.06 Notice to Holders; Waiver.

(a) Where this Indenture provides for notice to Holders of any series of Notes of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or unless otherwise specified in such Notes) if in writing and delivered in person, mailed, first-class postage prepaid or sent by overnight courier, to each Holder affected by such event, at his address as it appears in the register kept by the Registrar, within the time prescribed for the giving of such notice.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of any series of Notes in the manner specified above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) In any case where notice to a Holder of any series of Notes is given in any manner specified in paragraph (a) above, such notice shall be conclusively presumed to have been duly given, whether or not such Holder receives such notice. In any case where notice to Holders of any series of Notes is given in any manner specified in paragraph (a) above, neither the failure to deliver, mail or send such notice, nor any defect in any notice so mailed or sent, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of such series of Notes given as provided herein.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of a particular series of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 118(c) thereof, such imposed duties shall control.

SECTION 1.08 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuers shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10 Separability Clause.

In case any provision in this Indenture or in any series of Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefits of Indenture.

Nothing in this Indenture or in any series of Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12 Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED, BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 1.13 Legal Holidays.

Except as otherwise specified as contemplated by Section 2.09, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of such Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day at such Place of Payment unless the Issuers shall have failed to make such payment, in which case interest shall continue to accrue.

SECTION 1.14 Language of Notices, etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

SECTION 1.15 Changes in Exhibits.

At any time and from time to time, the Issuers may substitute a new form, or add new forms, of the Exhibits hereto. Such substitution shall be effective upon receipt by the Trustee of such new form of Exhibit and a Board Resolution or Officers’ Certificate adopting such new form of Exhibit, and thereafter all references in this Indenture to such Exhibit shall be deemed to refer to such new form of Exhibit.

SECTION 1.16 Counterparts; Facsimile.

THIS INDENTURE MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE PARTIES HERETO IN SEPARATE COUNTERPARTS, AND SIGNATURE PAGES MAY BE DELIVERED BY FACSIMILE OR ELECTRONIC TRANSMISSION, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

SECTION 1.17 No Personal Liability of Limited Partners, Officers, Employees and Unitholders.

No past, present or future limited partner, officer, employee, incorporator, unitholder, stockholder or Affiliate of the Issuers, as such, will have any liability for any obligations of the Issuers under any series of Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of any series of Notes by accepting any Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of any series of Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 1.18 Non-Recourse.

The Issuers’ obligations under this Indenture are payable only out of their cash flow and assets. The Issuers’ obligations under this Indenture are non-recourse to (i) the limited partners of Suburban Propane, (ii) the Operating Partnership and its Subsidiaries, and (iii) the General Partner, except as set forth in any supplemental indenture hereto and Article XI. The Trustee has, and each Holder of a Note, by accepting a Note, is deemed to have, agreed in this Indenture that the limited partners, the Operating Partnership and its Subsidiaries, as well as the General Partner will not be liable for any of the Issuers’ obligations under this Indenture.

SECTION 1.19 Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY SERIES OF NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.20 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE II

The Notes

SECTION 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-l (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes) hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuers. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional Notes of either series of Notes ranking pari passu with the applicable series of Notes may be created and issued from time to time by the Issuers in accordance with the terms of this Indenture without notice to or consent of the Holders and shall be consolidated with and form a single class with the applicable series of Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date) as such series of Notes.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A-l (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes) hereto (including the Global Note Legend thereon and the “Schedule of Changes of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-l (in the case of the 2018 Notes) or Exhibit A-2 (in the case of the 2021 Notes) hereto (but without the Global Note Legend thereon and without the “Schedule of Changes of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian for the Depositary, at the direction of the Trustee (if the Trustee is not acting as such Custodian), in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02 Execution, Delivery, Dating and Authentication.

(a) The Notes shall be executed on behalf of the Issuers by a manual or facsimile signature of at least one Officer of each of the Issuers. In case any of the above referenced Officers of the Issuers who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer; and any Notes may be signed on behalf of the Issuers by such persons as, at the actual date of the execution of such Note, shall be such Officers of the Issuers, although at the date of the execution of this Indenture any such person was not such Officer.

(b) At any time and from time to time, the Issuers may deliver any series of Notes executed by the Issuers to the Trustee for authentication, together with an Issuers’ Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Issuers’ Order shall authenticate and make available for delivery such Notes.

(c) The Trustee shall not be required to authenticate any Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee, or if the Trustee determines that such action may not lawfully be taken.

(d) Each Note shall be dated the date of its authentication.

(e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been duly authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.11 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuers, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(f) The Trustee’s certificate of authentication shall be in substantially the following form:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

SECTION 2.03 Registrar and Paying Agent. The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes acting through its office located at 101 Barclay Street, New York, New York 10286.

SECTION 2.04 Paying Agent to Hold Money in Trust. The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, and interest or Additional Interest, if any, on, the Notes, and will notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

SECTION 2.05 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Issuers’ Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

SECTION 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(1) to register the transfer of such Definitive Notes; or

(2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Restricted Notes, that are being transferred or exchanged pursuant to Section 2.06(b) or pursuant to clause (i), (ii) or (iii) below, and are accompanied by the following additional information and documents, as applicable:

(i) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or

(ii) if such Definitive Notes are being transferred to the Issuers, a certification to that effect (in the form set forth on the reverse side of the Note); or

(iii) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with (i) Rule 144A, (ii) Regulation S, (iii) Rule 144 under the Securities Act or (iv) in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Note) and (y) if the Issuers or the Trustee so requests in connection with transfers described in clauses (ii), (iii) or (iv), an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.06(f)(1).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with:

(1) (A) certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being transferred (1) to a Person who the transferor reasonably believes is a QIB and in accordance with Rule 144A or (2) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (B) such other certifications as the Issuers or the Trustee shall require; and

(2) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding, the Issuers may issue and the Trustee shall authenticate, upon receipt of an Issuers’ Order, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be affected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Restricted Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available), or another applicable exemption from registration under the Securities Act.

(1) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. If the Issuers or the Trustee so requests in connection with transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, other than a transfer to a beneficial interest in a Restricted Global Note, such request for transfer shall be accompanied by an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.06(f)(1).

(2) Upon completion of the Exchange Offer contemplated by the Registration Rights Agreement, interests in the Restricted Global Note or Regulation S Global Note validly tendered and exchanged pursuant to such Exchange Offer (and any Notes sold pursuant to the shelf registration statement contemplated by such Registration Rights Agreement) shall be exchanged for interests represented by one or more Unrestricted Global Notes. Upon such exchange of beneficial interests pursuant to this Section 2.06(c)(2), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange or sale.

(3) Notwithstanding any other provisions of this Section 2.06, a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Distribution Compliance Period, (1) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (2) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuers, (2) in an offshore transaction in accordance with Regulation S, (3) to a QIB, (4) pursuant to an exemption from registration under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Note to the effect that such transfer is being made to a QIB in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(1) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(2) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in a permanent Regulation S Global Note that is an Unrestricted Global Note upon certification in the form provided on the reverse side of the Note to the effect that such beneficial interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. If no such Regulation S Global Note that is an Unrestricted Global Note is then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon an Issuers’ Order, a new Global Note in the appropriate principal amount.

(e) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Issuers’ Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and will cause the aggregate principal amount of the Unrestricted Global Note to be increased accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(f) Legends.

(1) Except as permitted by this Section 2.06(f), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) (other than Regulation S Notes) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO SUBURBAN PROPANE PARTNERS, L.P., SUBURBAN ENERGY FINANCE CORP. OR ONE OF SUBURBAN PROPANE PARTNERS, L.P.’S SUBSIDIARIES, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS NOTE OTHERWISE THAN AS SET FORTH ABOVE, SUBURBAN PROPANE PARTNERS, L.P., SUBURBAN ENERGY FINANCE CORP. OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS REASONABLE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION), AND, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS LEGEND MAY ONLY BE REMOVED WITH THE CONSENT OF SUBURBAN PROPANE PARTNERS, L.P.

Except as permitted by this Section 2.06(f), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) that are Regulation S Notes shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Regulation S Notes Legend”):

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER MAY BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTE OR BENEFICIAL INTEREST IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF 40 DAYS FROM THE EARLIER OF (I) THE DATE ON WHICH THE EXCHANGE OFFERS FOR THE 7% SENIOR NOTES DUE 2018 AND 6-7/8% SENIOR NOTES DUE 2021 ISSUED BY INERGY L.P. AND INERGY FINANCE CORP. IS TERMINATED AND (II) THE ISSUE DATE.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO SUBURBAN PROPANE PARTNERS, L.P., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(2) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Note).

(3) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Regulation S Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(4) Any Additional Notes sold in a registered offering shall not bear the Restricted Notes Legend or the Regulation S Notes Legend.

(5) Any Global Note or Definitive Note issued pursuant to Section 2.06(e) shall not bear the Restricted Notes Legend or the Regulation S Notes Legend.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(1) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(2) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(3) The Registrar and the Trustee may request such evidence as may be reasonably requested by them to determine the identity and signatures of the transferor and the transferee.

(i) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) Any purported transfer of such Note, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in this Section 2.06 will be of no force and effect and shall be null and void ab initio.

(k) Initial Global Notes. Restricted Notes shall be issued initially in the form of one or more permanent Restricted Global Notes in definitive, fully registered form, numbered A-1 upward, and Regulation S Notes shall be issued initially in the form of one or more Regulation S Global Notes, numbered S-1 upward, in each case without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend or Regulation S Notes Legend, as the case may be, which shall be deposited on behalf of the investors in the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture.

(l) General Provisions Relating to Transfers and Exchanges

(1) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuers’ Order in accordance with Section 2.02 or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.05, 8.05, 9.11, 9.16, 10.07 and 10.11). In addition, the Trustee, the Transfer Agent and the Registrar may request such other evidence as may be reasonably requested by them documenting the identity and/or signatures of the transferor and the transferees.

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid Obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book-entry.

(4) Neither the Issuers nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 10.04 and ending at the mailing of such notice of redemption, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent or the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 9.02, the Issuers shall execute, and the Trustee shall authenticate and deliver upon receipt of an Issuers’ Order, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount so long as the requirements of this Indenture are met.

(7) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuers designated pursuant to Section 9.02 so long as the requirements of this Indenture are met. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes or Definitive Notes, as applicable, to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02 so long as the requirements of this Indenture are met.

(8) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

SECTION 2.07 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee, as Custodian may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Issuers at any time that it is unwilling or unable to continue as a Depositary for such Global Note and a successor depositary is not appointed by the Issuers within 90 days of such notice, (ii) the Depositary ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days of such notice, (iii) the Issuers, at their option, notify the Trustee that they elect to cease the issuance of Definitive Notes or (iv) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, any Affiliate of the Issuers or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Issuers and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuers or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.07 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.07 shall be executed, authenticated and delivered only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.06(f), bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including members of, or participants in, the Depositary (“Agent Members”) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.07(a), the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

SECTION 2.08 Mutilated, Destroyed, Lost and Stolen Notes.

(a) If any mutilated Note is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a protected purchaser, the Issuers shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in its discretion may, instead of issuing a new Note, pay such Note.

(d) Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated. destroyed, lost or stolen Notes.

SECTION 2.09 Payment of Interest; Interest Rights Preserved.

(a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, if a Holder of Notes has given wire transfer instructions to the Issuers, payment of principal, premium and interest may be made in accordance with those instructions (the “Place of Payment”); provided, that payment by wire transfer of immediately available funds will be required with respect to principal, premium and interest on all Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address shown on the register kept by the Registrar, not less than 10 days prior to such Special Record Date (provided that as long as the Notes are in the form of Global Notes, such notice may be given electronically to the Depositary). Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuers may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.10 Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 2.01, 2.03, 2.06 and 2.08 and unless otherwise specified as contemplated by Section 2.12) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

SECTION 2.11 Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered shall be promptly cancelled by the Trustee. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Notes so delivered to the Trustee shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in a manner selected by the Trustee unless otherwise directed by an Issuers’ Order; provided, however, that the Trustee may, but shall not be required to, destroy such cancelled Notes.

SECTION 2.12 Computation of Interest.

Except as otherwise specified as contemplated by Section 2.09 for the Notes, interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in “CUSIP” numbers.

SECTION 2.14 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to the Issuers for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.14 as not outstanding. A Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 9.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

ARTICLE III

Satisfaction and Discharge

SECTION 3.01 Satisfaction and Discharge of Indenture in Respect of the Notes.

This Indenture shall upon Issuers’ Request cease to be of further effect with respect to any series of Notes (except as to any surviving rights of (as applicable) registration of transfer or exchange of such series Notes herein expressly provided for), and the Trustee, at the request and expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect such series of Notes, when:

(a) Either:

(1) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(2) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are a party or by which the Issuers are bound;

(c) the Issuers have paid or caused to be paid all sums payable by them under this Indenture with respect to such series of Notes;

(d) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such series of Notes at maturity or the redemption date, as the case may be; and

(e) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of such series of Notes under this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to such series of Notes, the obligations of the Issuers to the Trustee under Section 5.07, the obligations of the Trustee to any Authenticating Agent under Section 5.13 and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the obligations of the Trustee under Section 3.02 and Section 12.05 shall survive.

SECTION 3.02 Application of Trust Money.

Subject to the provisions of Section 12.05 hereof, all money deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Suburban Propane acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 3.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated pursuant to Section 3.03 hereof as though no deposit had occurred pursuant to Section 3.01 hereof; provided, that if Suburban Propane has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, Suburban Propane shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Subject to the provisions of Section 12.06, all money deposited with the Trustee pursuant to Sections 3.01 and 3.03 (and all money received as payment in connection with any non-callable Government Securities deposited pursuant to Section 3.03) shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

SECTION 3.03 Reinstatement. If the Trustee is unable to apply any money or any non-callable Government Securities in accordance with Section 3.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee is permitted to apply all such money or any non-callable Government Securities in accordance with Section 3.02; provided, however, that if the Issuers have made any payment of interest on or principal of (and premium, if any) on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or any non-callable Government Securities held by the Trustee.

ARTICLE IV

Defaults and Remedies

SECTION 4.01 Events of Default.

Each of the following is an “Event of Default” with respect to each series of Notes:

(a) default for 30 days in the payment when due of interest on Notes of that series;

(b) default in payment when due of the principal of, or premium, if any, on Notes of that series;

(c) failure by Suburban Propane for 90 days after notice to comply with the provisions under Section 9.03 hereof;

(d) failure by Suburban Propane or any of its Restricted Subsidiaries to comply with any other term, covenant or agreement contained in the Notes of that series or this Indenture, other than a default specified in either clause (a), (b) or (c) above, and the default continues for a period of 60 days after written notice of default requiring the Issuers to remedy the same is given to Suburban Propane by the Trustee or by Holders of 25% in aggregate principal amount of the Notes of any particular series then outstanding;

(e) the failure to pay principal of, or interest or premium, if any, when due, on any Indebtedness of Suburban Propane or any Restricted Subsidiary of Suburban Propane (giving effect to any applicable grace periods and any extensions thereof), or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal of, or interest or premium, if any, or which has been accelerated, aggregates $20.0 million or more at any time;

(f) a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against Suburban Propane or any of its Restricted Subsidiaries; provided, such judgment or judgments requires or require the payment of money in excess of $20.0 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment;

(g) Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a custodian of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) generally is not paying its debts as they become due; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane in an involuntary case;

(2) appoints a custodian of Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane or for all or substantially all of the property of Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane; or

(3) orders the liquidation of Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 4.02 Acceleration.

(a) In the case of an Event of Default specified in clause (g) or (h) of Section 4.01 hereof, with respect to Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane, all Outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series may declare all the Notes of that series to be due and payable immediately. Upon any such declaration, the Notes of that series shall become due and payable immediately.

(b) The Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to each series of Notes by written notice to the Trustee may, on behalf of all the Holders of such series of Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences with respect to such series of Notes, except a continuing Default or Event of Default in the payment of interest on, or principal of, such series of Notes:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default with respect to such series of Notes (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived;

(3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration has been paid with respect to such series of Notes;

(4) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (g) or (h) of Section 4.01 hereof with respect to any series of Notes, if the Trustee shall have received an Officers’ Certificate stating that such Event of Default has been cured or waived with respect to such series of Notes.

No such rescission shall affect any subsequent Default or impair any right consequent thereto with respect to any series of Notes.

SECTION 4.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the applicable series of Notes or to enforce the performance of any provision of the applicable series of Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the applicable series of Notes or does not produce any of them in the proceeding. A delay or omission by the

Trustee or any Holder of a Note of an applicable series of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 4.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of a particular series by notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes of the applicable series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 4.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes of a particular series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to that series of Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.

SECTION 4.06 Limitation on Suits.

Except as specified in Section 4.07 of this Indenture, a Holder may pursue a remedy with respect to this Indenture or a series of Notes only if:

(a) such Holder has previously given to the Trustee written notice that an Event of Default is continuing with respect to such series of Notes;

(b) Holders of at least 25% in aggregate principal amount of the applicable series of Notes have requested the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the applicable series of Notes have not given the Trustee a direction inconsistent with such request during such 60-day period.

A Holder of a Note of a particular series may not use this Indenture to prejudice the rights of another Holder of a Note of such series or to obtain a preference or priority over another Holder of a Note of such series.

SECTION 4.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 4.08 Collection Suit by Trustee.

If an Event of Default specified in Section 4.01(a) or (b) occurs and is continuing with respect to a series of Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Suburban Propane for the whole amount of principal of, premium and interest remaining unpaid on the Notes of the applicable series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 4.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Suburban Propane (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.10 Priorities.

If the Trustee collects any money pursuant to this Article IV, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 5.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Third: to Suburban Propane or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 4.10.

SECTION 4.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 4.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of the applicable series.

ARTICLE V

The Trustee

SECTION 5.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of a particular series, given pursuant to Section 4.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such series of Notes; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 5.02 Notice of Defaults. Within 90 days after the occurrence of any Default hereunder with respect to a particular series of Notes, the Trustee shall transmit to the Holders of such series of Notes notice as provided in Section 1.06 of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Supervisors, the executive committee or a trust committee of directors or Responsible Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the applicable series of Notes.

SECTION 5.03 Certain Rights of Trustee. Subject to the provisions of Section 5.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report,

notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuers’ Request or Issuers’ Order and any resolution of the Board of Supervisors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or counsel, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or counsel appointed with due care (and, in the case of any agent, with the prior written consent of the Issuers; provided, however, that the Issuers’ prior written consent shall not be required in connection with the appointment of an agent as a result of or in connection with a default or an Event of Default) by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) delivery of such reports, information and documents to the Trustee pursuant to Section 9.03 of this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates);

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the applicable series of Notes and this Indenture;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(m) the Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 5.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

SECTION 5.05 May Hold Notes. The Trustee, any Paying Agent, any Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of any series of Notes or warrants to purchase any series of Notes and, subject to Section 5.08, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 5.06 Money Held in Trust. Except as provided in Section 12.05, money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.

SECTION 5.07 Compensation and Reimbursement.

(a) Each of the Issuers agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed to from time to time in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, or measured or determined by, the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

(b) As security for the performance of the obligations of the Issuers under this Section, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Notes.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(g) and Section 4.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 5.08 Disqualification; Conflicting Interests.

(a) If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to any series of Notes, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Notes in the manner and with the effect provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Indenture; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

(b) In the event that the Trustee shall fail to comply with the provisions of the preceding sentence with respect to the Notes, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit, in the manner and to the extent provided in Section 1.06, to all Holders of Notes notice of such failure.

(c) Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

(d) To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest with respect to any series of Notes by virtue of being Trustee with respect to the Notes of any particular series of Notes other than that series.

SECTION 5.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee for the Notes hereunder which shall be either (1) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or (2) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees; in either case having a combined capital and surplus of at least $50,000,000. If such corporation or Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuers nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuers shall serve as trustee for the Notes issued hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 5.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

(b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the resigning Trustee, at the expense of the Issuers, within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c) The Trustee may be removed at any time with respect to any series of Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Issuers.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 5.08 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note as to which the Trustee has a conflicting interest for at least six months, or

(2) the Trustee for the Notes shall cease to be eligible under Section 5.09 and shall fail to resign after written request therefor by the Issuers or by any Holder of a series of Notes, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers by a Board Resolution may remove the Trustee with respect to all Notes, or (ii) subject to Section 4.11, any Holder who has been a bona fide Holder of a Note for at least six months (and, in the case of clause (i) above, who is a holder of a Note as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes issued under this Indenture and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, with respect to the Notes or any Notes of a series, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more of or all such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 5.11, the Trustee being removed, at the expense of the Issuers, or any Holder who has been a bona fide Holder of a Note or Note of such series for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(f) The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series by giving notice of such event to all Holders of Notes of such series as provided by Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

SECTION 5.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 5.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 5.13 Appointment of Authenticating Agent.

(a) The Issuers may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.07, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Trustee and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject to supervision or examination by federal, state or District of Columbia authority or the equivalent foreign authority, in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Issuers may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the

Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Issuers may appoint a successor Authenticating Agent which shall be acceptable to the Trustee and shall mail, or cause to be mailed, written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes with respect to which such Authenticating Agent will serve, as their names and addresses shown on the register kept by the Registrar. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d) The Issuers agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e) If an appointment with respect to one or more series is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes designated herein issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, As Trustee

By:
[ ] As Authenticating Agent

By:
Authorized [Officer] [Signatory]

(f) If all the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment or other place where the Issuers wish to have Notes authenticated upon original issuance, the Issuers shall appoint in accordance with this Section an Authenticating Agent (which may be an Affiliate of the Issuers if eligible to be appointed as an Authenticating Agent hereunder) having an office in such Place of Payment or other place designated by the Issuers with respect to the Notes.

SECTION 5.14 Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).

ARTICLE VI

Holders’ Lists and Reports by Trustee and the Issuers

SECTION 6.01 Issuers to Furnish Trustee Names and Addresses of Holders. The Issuers will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than 15 days after each Regular Record Date, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the relevant series of Notes as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content, such list to be dated as of a date not more than five days prior to the time such list is furnished;

notwithstanding the foregoing Subsections (a) and (b), at such times as the Trustee is the Registrar and Paying Agent with respect to the Notes, no such list shall be required to be furnished in respect of the Notes.

SECTION 6.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of each series of Notes contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders of each series of Notes received by the Trustee in any capacity as Registrar or Paying Agent. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 6.03 Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the May 15 occurring after the initial issuance of Notes hereunder, the Trustee shall transmit by mail to the Holders of Notes, as provided in Subsection (c) of this Section, a brief report dated as of such May 15 in accordance with and to the extent required under Section 313 of the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each United States stock exchange upon which any Notes are listed, if any, with the Commission and with the Issuers. The Issuers will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

(c) Reports pursuant to Section 6.03(a) shall be transmitted by mail (i) to all Holders, as their names and addresses appear on the register kept by the Registrar, (ii) to all Holders as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such purpose, and (iii) to all Holders whose names and addresses have been furnished or received by the Trustee pursuant to Sections 6.01 and 6.02.

ARTICLE VII

Successors

SECTION 7.01 Merger, Consolidation or Sale of Assets.

(a) Suburban Propane shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Suburban Propane is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Suburban Propane and its Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person; unless:

(1) either: (A) Suburban Propane is the surviving entity; or (B) the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Suburban Propane under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Suburban Propane or the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 9.10(a) hereof.

(b) Finance Corp. shall not (1) consolidate or merge with or into another Person (whether or not Finance Corp. is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Finance Corp. in one or more related transactions to, another Person; unless:

(1) Finance Corp. is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Finance Corp., under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) Finance Corp or the Person formed by or surviving any such consolidation or merger (if other than Finance Corp), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 9.10(a) hereof.

(c) If Suburban Propane engages in a merger, consolidation, assignment, transfer, conveyance or other disposition of properties or sale of assets in accordance with the provisions described in Section 7.01(a), Suburban Propane or the Person formed by or surviving such transaction will comply with Section 9.19.

(d) The Issuers may not, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person.

(e) This Section 7.01 will not apply to:

(1) a merger of Suburban Propane with an Affiliate solely for the purpose of re-forming Suburban Propane in another jurisdiction; and

(2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Suburban Propane and its Restricted Subsidiaries.

(f) Notwithstanding the foregoing, Suburban Propane shall be permitted to reorganize as a corporation in accordance with the terms of this Indenture; provided, that Suburban Propane shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders of the Notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of the Code or any similar state or local law).

SECTION 7.02 Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of any Issuer in a transaction that is subject to, and that complies with the provisions of, Section 7.01 hereof, the successor Person formed by such consolidation or into or with which such Suburban Propane is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to “Suburban Propane,” “Finance Corp.” or the “Issuers,” as the case may be, shall refer to or include instead the successor Person and not Suburban Propane or Finance Corp., as the case may be), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE VIII

Amendment, Supplement And Waiver

SECTION 8.01 Without Consent of Holders of the Notes.

Notwithstanding Section 8.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or any series of Notes without the consent of any Holder of such series of Notes:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Issuers’ obligations to the Holders of such series of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of such series of Notes or that does not adversely affect the legal rights hereunder of any Holder of such series of Notes;

(e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f) to conform the text of this Indenture or any series of Notes to any provision of the “Description of the SPH Notes” section of the Issuers’ Offer to Exchange, as amended and supplemented by the Amendment and Supplement to the Offer to Exchange, dated July 6, 2012, relating to the issuance of the Initial Notes, to the extent that such provision in that “Description of the SPH Notes” as so amended and supplemented was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(g) to provide for the issuance of any Exchange Notes pursuant to the Registration Rights Agreement and any Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(h) to add collateral to secure any series of Notes or to add Guarantees of the Issuers’ obligations under any series of Notes.

Upon the request of the Issuers accompanied by a resolution of each of its Board of Supervisors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 5.03 hereof, the Trustee will join with the Issuers and the Guarantors, if any, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.02 With Consent of Holders of the Notes.

Except as provided below in this Section 8.02, Suburban Propane and the Trustee may amend or supplement this Indenture with respect to any particular series of Notes with the consent of the Holders of at least a majority in principal amount of the Notes of that particular series then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the applicable Notes), and, subject to Sections 4.06 and 4.09 hereof, any existing Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes) or compliance with any provision of this Indenture, the Subsidiary Guarantees, if any, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes of that particular series (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the applicable Notes).

Upon the request of Suburban Propane accompanied by a resolution of its Board of Supervisors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes of that particular series as aforesaid, and upon receipt by the Trustee of the documents described in Section 5.03 hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, Suburban Propane will mail to the Holders of the series of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Suburban Propane to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 4.02, 4.04 and 4.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of any particular series then outstanding may waive compliance in a particular instance by Suburban Propane with any provision of this Indenture or the Notes of such series. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 8.02 may not (with respect to any Notes of that particular series held by a non-consenting Holder):

(a) reduce the principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note of such series;

(c) (x) reduce the rate of or change the time for payment of interest on any Note or (y) modify the obligations of the Issuers to make Asset Sale Offers or Change of Control Offers if such modification was made after the occurrence of such Asset Sale or Change of Control;

(d) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration);

(e) make any Note of such series payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes of such series to receive payments of principal of, or interest or premium on the Notes of such series;

(g) waive a redemption payment with respect to any Note of such series (other than a payment required by Sections 9.11, 9.16 and 10.11 hereof); or

(h) make any change in the preceding amendment and waiver provisions.

SECTION 8.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

SECTION 8.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 8.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuers’ Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until Suburban Propane’s Board of Supervisors approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Sections 5.01 or 5.03 hereof) will be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE IX

Covenants

SECTION 9.01 Payment of Notes.

Suburban Propane will pay or cause to be paid the principal of, premium, if any, and interest on each series of Notes on the dates and in the manner provided in such Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Suburban Propane in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If Suburban Propane or any of its Subsidiaries is acting as Paying Agent, Suburban Propane shall, prior to 10:00 a.m. Eastern Time on the due date, segregate and hold in trust such coin or currency of the United States of America sufficient to make payments of principal, premium and interest due on such date.

Suburban Propane will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the applicable series of Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

SECTION 9.02 Maintenance of Office or Agency.

Suburban Propane will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Note Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Suburban Propane in respect of the Notes and this Indenture may be served. Suburban Propane will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Suburban Propane fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Suburban Propane may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve Suburban Propane of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Suburban Propane will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Suburban Propane hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Suburban Propane in accordance with this Section 9.02.

SECTION 9.03 Reports.

(a) Whether or not required by the Commission’s rules and regulations, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes and the Trustee, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

The Issuers shall be deemed to have furnished such information and reports to the Holders of Notes and the Trustee if the Issuers have filed such information and reports with the Commission via the EDGAR filing system and such information and reports are publicly available.

The Issuers shall comply with Trust Indenture Act Section 114 to the extent applicable. Any information, documents or reports that are required by Trust Indenture Act Section 114 to be filed with the Trustee to the extent the same are filed with the Commission pursuant to Section 11 or 15(d) of the Exchange Act, shall be filed with the Trustee within 15 days of filing the same with the Commission.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports, or links to such reports, on Suburban Propane’s website within those time periods.

If, at any time, either or both of the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuers agree that they will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraph on Suburban Propane’s website within the time periods that would apply if the Issuers were required to file those reports with the Commission.

(b) If Suburban Propane has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 9.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Suburban Propane and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Suburban Propane.

(c) For so long as any Notes remain outstanding, at any time Suburban Propane is not required to file the reports required by this Section 9.03 with the Commission, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 9.04 Compliance Certificate.

(a) Suburban Propane and Finance Corp. (to the extent that Finance Corp. is so required under the Trust Indenture Act) shall deliver to the Trustee, within 95 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of Suburban Propane and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Suburban Propane has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Suburban Propane has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Suburban Propane is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Suburban Propane is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 9.03 above shall be accompanied by a written statement of Suburban Propane’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Suburban Propane has violated any provisions of Article IV or Article IX hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, Suburban Propane will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action Suburban Propane is taking or proposes to take with respect thereto.

SECTION 9.05 Taxes.

Suburban Propane will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 9.06 Stay, Extension and Usury Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Suburban Propane, Finance Corp. and each of the Guarantors, if any, (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 9.07 Changes in Covenants When Notes Rated Investment Grade.

(a) Beginning on the date that:

(1) a series of Notes has an Investment Grade Rating; and

(2) no Default or Event of Default shall have occurred and be continuing,

and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have Investment Grade Ratings on such series of Notes (such period of time, the “Suspension Period”), the covenants specifically listed under Sections 7.01(a)(4), 7.01(b)(4), 9.08, 9.09, 9.10, 9.11 and 9.12 hereof will no longer be applicable to such series of Notes.

(b) During a Suspension Period, Suburban Propane’s Board of Supervisors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

(c) On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to and permitted under the Consolidated Fixed Charge Coverage Ratio or one of the clauses set forth in the definition of Permitted Debt (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio or any of the clauses set forth in the definition of Permitted Debt, such Indebtedness will be deemed to have been Existing Indebtedness.

(d) Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated.

SECTION 9.08 Restricted Payments.

(a) Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any distribution or make any other payment or dividend on account of Suburban Propane’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Suburban Propane or any of its Restricted Subsidiaries) or to the direct or indirect holders of Suburban Propane’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests (other than Disqualified Stock) of Suburban Propane or to Suburban Propane or a Restricted Subsidiary of Suburban Propane);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Suburban Propane) any Equity Interests of Suburban Propane;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Suburban Propane that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among Suburban Propane and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(ii) the Restricted Payment, together with the aggregate of all other Restricted Payments made by Suburban Propane and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of Section 9.08(b)), will not exceed:

(A) if the Consolidated Fixed Charge Coverage Ratio of Suburban Propane is greater than 1.75 to 1.00, an amount equal to Available Cash for the immediately preceding fiscal quarter; or

(B) if the Consolidated Fixed Charge Coverage Ratio of Suburban Propane is equal to or less than 1.75 to 1.00, an amount equal to the sum of:

(1) $115.0 million, less

(2) the aggregate amount of all Restricted Payments made by Suburban Propane and its Restricted Subsidiaries in accordance with this clause (ii)(B) during the period ending on the last day of the fiscal quarter of Suburban Propane immediately preceding the date of the Restricted Payment and beginning on the date of this Indenture, plus

(3) the aggregate net cash proceeds of capital contributions to Suburban Propane from any Person other than a Restricted Subsidiary of Suburban Propane, or issuance and sale of shares of Capital Stock, other than (i) Disqualified Stock and (ii) Capital Stock issued concurrently with the offering of the Notes, of Suburban Propane to any entity other than to a Restricted Subsidiary of Suburban Propane, in any case made during the period ending on the last day of the fiscal quarter of Suburban Propane immediately preceding the date of the Restricted Payment and beginning on the date of this Indenture, to the extent not previously expended pursuant to this clause (B) or clause (A) above, plus

(4) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent not previously expended pursuant to this clause (B) or clause (A) above, plus

(5) the net reduction in Restricted Investments resulting from cash dividends, repayments of loans or advances, or other transfers of assets in each case to the Issuer or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent not previously expended pursuant to this clause (B) or clause (A) above.

(b) The preceding provisions will not prohibit:

(1) the payment of any distribution or dividend within 60 days after the date of its declaration, if at the date of declaration the distribution or dividend payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent (not to exceed 120 days following the receipt of such net proceeds) sale (other than to a Subsidiary of Suburban Propane) of, Equity Interests of Suburban Propane (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Suburban Propane by any entity other than a Subsidiary of Suburban Propane; provided, however, that the amount of any net cash proceeds that are utilized for any such Restricted Payment will be excluded from the calculation of Available Cash and from the calculation set forth in Section 9.08(a)(ii)(B) above;

(3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Issuers that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent (not to exceed 120 days following the receipt of such net proceeds) incurrence of Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any such Restricted Payment will be excluded from the calculation of Available Cash;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Suburban Propane to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Suburban Propane or any Restricted Subsidiary of Suburban Propane held by any current or former officer, director or employee of Suburban Propane or any of its Restricted Subsidiaries pursuant to any restricted unit plan, equity subscription agreement, equity option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year; and

(6) the repurchase of Equity Interests deemed to occur upon the exercise of unit or stock options to the extent such Equity Interests represent a portion of the exercise price of those options.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Suburban Propane or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section will be determined by the Board of Supervisors of Suburban Propane whose resolution with respect thereto will be delivered to the Trustee.

For purposes of determining compliance with this Section 9.08, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) – (6) or is entitled to be made according to 9.08(a), the Issuers may classify, in their sole discretion (or later classify or reclassify in whole or in part), such Restricted Payment in any manner that complies with this Section 9.08.

SECTION 9.09 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Suburban Propane or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Suburban Propane or any of its Restricted Subsidiaries;

(2) make loans or advances to Suburban Propane or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Suburban Propane or any of its Restricted Subsidiaries.

(b) The restrictions in Section 9.09(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2) this Indenture, the Notes and any Exchange Notes issued pursuant to the Registration Rights Agreement;

(3) restrictions in other Indebtedness incurred in compliance with Section 9.10; provided, such restrictions, taken as a whole, are not materially more restrictive than those contained in the agreements described above;

(4) applicable law, rule, regulation or order;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations or mortgage financings that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 9.09(a);

(7) any agreement or instrument governing Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9) Liens permitted to be incurred under the provisions of Section 9.13 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Suburban Propane’s Board of Supervisors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) any instrument governing Indebtedness of a subsidiary subject to the U.S. Federal Energy Regulatory Commission.

SECTION 9.10 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Suburban Propane will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Suburban Propane and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Consolidated Fixed Charge Coverage Ratio for Suburban Propane’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 9.10(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Suburban Propane and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $800.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

(2) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuers of Indebtedness represented by the Initial Notes and any Exchange Notes issued pursuant to the Registration Rights Agreement;

(4) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Suburban Propane or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding;

(5) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, Indebtedness that was permitted by this Indenture to be incurred under Section 9.10(a) or clauses (2), (3) or (5) of this Section 9.10(b);

(6) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of intercompany Indebtedness between or among Suburban Propane and any of its Restricted Subsidiaries; provided, however, that:

(i) if an Issuer is an obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes; and

(ii) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Suburban Propane or a Restricted Subsidiary of Suburban Propane and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Suburban Propane or a Restricted Subsidiary of Suburban Propane, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Suburban Propane or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Suburban Propane’s Restricted Subsidiaries to Suburban Propane or to any of its Restricted Subsidiaries of units or shares of Preferred Stock; provided, however, that:

(i) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Suburban Propane or a Restricted Subsidiary of Suburban Propane; and

(ii) any sale or other transfer of any such Preferred Stock to a Person that is not either Suburban Propane or a Restricted Subsidiary of Suburban Propane will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of non-speculative Hedging Obligations in the ordinary course of business;

(9) the Guarantee by the Issuers or any of their Restricted Subsidiaries of Indebtedness of the Issuers or a Restricted Subsidiary of the Issuers that was permitted to be incurred by another provision of this Section 9.10; provided, that if the Indebtedness being Guaranteed is incurred by one or both of the Issuers and is subordinated to the Notes, then the Guarantee of such Indebtedness by any Restricted Subsidiary of the Issuers shall be subordinated to the same extent as the Indebtedness Guaranteed;

(10) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(11) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from performance bonds, bid bonds, bankers’ acceptances, workers’ compensation, health, disability or other employee benefit claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations and bank overdrafts (and letters of credit in respect thereof) incurred in the ordinary course of business;

(12) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from indemnities or other similar obligations in respect of purchase price adjustments in connection with the disposition of property or assets;

(13) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation meeting the financial test set forth in clause (4) of Section 7.01; and

(14) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $75.0 million.

The Issuers will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this Section 9.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of this Section 9.10, or is entitled to be incurred pursuant to Section 9.10(a), the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 9.10; provided, that Indebtedness under Credit Facilities outstanding on the Issue Date was deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and cannot be so reclassified. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 9.10. Notwithstanding any other provision of this Section 9.10, the maximum amount of Indebtedness that Suburban Propane or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i) the Fair Market Value of such asset at the date of determination, and

(ii) the amount of the Indebtedness of the other Person.

SECTION 9.11 Asset Sales.

(a) Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Suburban Propane (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Suburban Propane or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities, as shown on Suburban Propane’s most recent consolidated balance sheet, of Suburban Propane or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Suburban Propane or such Restricted Subsidiary from further liability;

(ii) any securities, Notes or other obligations received by Suburban Propane or any such Restricted Subsidiary from such transferee that are converted within 180 days after the date of consummation of such Asset Sale by Suburban Propane or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(iii) any stock or assets of the kind referred to in clauses (2) or (4) of Section 9.11(b).

The 75% limitation in clause (2) above will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Suburban Propane (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds:

(1) to repay Indebtedness of Suburban Propane under a Credit Facility or to repay any Indebtedness of any Restricted Subsidiary of Suburban Propane;

(2) to acquire, or commit to acquire within 90 days thereof, all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Suburban Propane;

(3) to make a capital expenditure; and/or

(4) to acquire, or commit to acquire within 90 days thereof, other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that, with respect to any portion of Net Proceeds relating to clauses (2), (3) and (4) above, the 360-day period provided above shall be extended by an additional 180 days if by not later than the 360th day after receipt of such Net Proceeds, the Issuers or a Restricted Subsidiary, as applicable, have entered into a binding commitment with a Person other than an Affiliate of the Issuers to make an investment of the type referred to in any of such clause in the amount of such Net Proceeds.

Pending the final application of any Net Proceeds, Suburban Propane or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 9.11(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will make an Asset Sale Offer to all Holders of each series of Notes and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Issuers shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 9.11 and Section 10.11 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 9.11 and Section 10.11 of this Indenture by virtue of such conflict.

SECTION 9.12 Transactions with Affiliates.

(a) Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of Suburban Propane (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are substantially as favorable, taken as a whole, to Suburban Propane or the relevant Restricted Subsidiary as would be obtainable in a comparable transaction by Suburban Propane or such Restricted Subsidiary with an unrelated Person; and

(2) Suburban Propane delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Supervisors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 9.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Supervisors of Suburban Propane.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 9.12(a):

(1) any employment or compensation agreement (including grants of equity awards), employee benefit plan, officer and director indemnification agreement or insurance or any similar arrangement entered into by Suburban Propane or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among Suburban Propane and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Suburban Propane) that is an Affiliate of Suburban Propane solely because Suburban Propane owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of supervisors’ or directors’ fees and compensation to Persons who are not otherwise Affiliates of Suburban Propane;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Suburban Propane to Affiliates of Suburban Propane;

(6) Restricted Payments that do not violate Section 9.08 hereof;

(7) loans or advances to employees, directors or officers in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding plus advances of out-of-pocket expenses in the ordinary course of business;

(8) any Affiliate Transaction which constitutes a Permitted Investment;

(9) any arm’s-length transaction with a non-Affiliate that becomes an Affiliate as a result of such transaction; and

(10) the payment of expenses and indemnification or contribution obligations of any Person pursuant to Suburban Propane’s partnership agreement or the partnership agreement of the Operating Partnership, in each case as in effect on the date of this Indenture.

SECTION 9.13 Liens. Suburban Propane will not create, incur, assume or suffer to exist any Lien securing Indebtedness incurred by Suburban Propane of any kind on any asset now owned or hereafter acquired, except Permitted Liens, unless contemporaneously with the incurrence of such Liens the Notes are secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) with the obligations so secured until such time as such obligations are no longer secured by such Lien.

SECTION 9.14 Business Activities. Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Suburban Propane and its Restricted Subsidiaries taken as a whole.

SECTION 9.15 Corporate Existence.

Subject to Article VII and Article XII hereof, Suburban Propane shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its limited partnership or corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Suburban Propane or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of Suburban Propane and its Subsidiaries;

provided, however, that Suburban Propane shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Supervisors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Suburban Propane and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 9.16 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 9.16 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuers will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9.16, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 9.16 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes validly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of Notes validly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c) Notwithstanding anything to the contrary in this Section 9.16, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9.16 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 10.08 or Section 10.09 hereof unless and until there is a default in payment of the applicable Redemption Price.

(d) Notwithstanding anything to the contrary in this Indenture, the provisions of this Section 9.16 that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(f) In the event that Holders of not less than 90% of the aggregate principal amount of a series of Notes outstanding accept a Change of Control Offer and the Issuers (or the third party making the Change of Control Offer in lieu of the Issuers) purchases all of the Notes of such series held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a Redemption Price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes of such series that remain outstanding, to the date of redemption (subject to the right of Holders of record of such series on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

SECTION 9.17 Limitations on Issuances of Guarantees of Indebtedness.

Suburban Propane will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Suburban Propane unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary. The Subsidiary Guarantee will be (1) senior to such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is subordinated to the Notes; or (2) pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is not subordinated to the Notes.

The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate Section 9.11 of this Indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate Section 9.11 of this Indenture;

(3) if Suburban Propane designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon legal defeasance or satisfaction and discharge of the Notes as provided in Article XII and Section 3.01 of this Indenture; or

(5) if such Guarantor is released from the underlying Guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee.

The form of the Subsidiary Guarantee and the related form of supplemental indenture is attached hereto as Exhibits B and C, respectively. Notwithstanding the foregoing, if one or both of the Issuers Guarantee Indebtedness incurred by any of their Restricted Subsidiaries, such Guarantee by the Issuers will not require any Restricted Subsidiary to provide a Subsidiary Guarantee for the Notes.

SECTION 9.18 Payments for Consent. Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 9.19 Existence of Corporate Co-Issuer. Suburban Propane will always maintain, directly or indirectly, a Wholly Owned Restricted Subsidiary of Suburban Propane organized as a corporation under the laws of the United States of America, any state thereof or the District of Columbia that will serve as a co-obligor of the Notes unless Suburban Propane is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia.

SECTION 9.20 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Supervisors of Suburban Propane may designate any of its Restricted Subsidiaries, other than the Operating Partnership or Finance Corp., to be an Unrestricted Subsidiary if that designation would not cause a Default. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Supervisors of Suburban Propane may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Suburban Propane as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Suburban Propane as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 9.10 hereof, Suburban Propane will be in default of Section 9.10. The Board of Supervisors of Suburban Propane may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Suburban Propane of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 9.10 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 9.21 Additional Interest Notice.

In the event that the Issuers are required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuers will provide written notice (“Additional Interest Notice”) to the Trustee of their obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE X

Redemption of Notes

SECTION 10.01 Applicability of Article. Notes which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article.

SECTION 10.02 Election to Redeem; Notice to Trustee. The election of the Issuers to redeem any Notes shall be evidenced by Board Resolutions. If the Issuers shall desire to exercise the right to redeem all, or, as the case may be, any part of the Notes, the Issuers shall, at least 15 days but no more than 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 10.03 Selection by Trustee of Notes to be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that, as long as the Notes are in the form of Global Notes, the Depositary will select Notes for redemption in accordance with its procedures.

No Notes of $2,000 or less can be redeemed in part.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 10.04 Notice of Redemption. (a) Notice of redemption will be mailed by first class mail, as provided in Section 1.06, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture in accordance with Articles III or XII of this Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holders of such Notes upon cancellation of the original Notes. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption (unless the Issuers shall default on payment of the Redemption Price and accrued interest).

(b) Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the Place or Places of Payment, the CUSIP numbers (if any), that the Notes are being redeemed at the option of the Issuers pursuant to provisions contained in the terms of the Notes or in this Indenture, together with a brief statement of the facts permitting such redemption, that on the Redemption Date the Redemption Price will become due and payable upon each Note redeemed, that payment will be made upon presentation and surrender of the applicable Notes, that any interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Redemption Date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes are to be redeemed, the notice of redemption shall specify the registration and, if any, CUSIP numbers of the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued, or, in the case of Notes providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.

(c) Notice of redemption of Notes to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request delivered at least 5 Business Days before the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuers.

SECTION 10.05 Deposit of Redemption Price. On or before 10:00 a.m. Eastern Time on any Redemption Date, Suburban Propane shall deposit with the Trustee or with a Paying Agent (or, if Suburban Propane is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date. The Trustee or the Paying Agent will promptly return to Suburban Propane any money deposited with the Trustee or the Paying Agent by Suburban Propane in excess of the amounts necessary to pay the Redemption Price and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Notes which are to be redeemed on that date, if any.

SECTION 10.06 Notes Payable on Redemption Date.

(a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 2.12, installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms.

(b) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

SECTION 10.07 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of the same series and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered or, in the case of Notes providing appropriate space for such notation, at the option of the Holder, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the Payment of the redeemed portion thereof.

SECTION 10.08 2018 Notes Optional Redemption.

(a) At any time prior to October 1, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2018 Notes issued under this Indenture at a Redemption Price of 107.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, that:

(1) at least 65% of the aggregate principal amount of 2018 Notes originally issued under this Indenture (excluding 2018 Notes held by Suburban Propane and its Subsidiaries or by the General Partner) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) On or after October 1, 2014, the Issuers may redeem all or a part of the 2018 Notes upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2018 Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve month period beginning on October 1 of the years indicated below (subject to the rights of Holders of 2018 Notes on the relevant record date to receive interest on the relevant Interest Payment Date):

Year	Percentage

2014	103.750%
2015	101.875%
2016 and thereafter	100.000%

(c) Any redemption pursuant to this Section 10.08 shall be made pursuant to the provisions of Article X hereof.

(d) Unless the Issuers default in the payment of the Redemption Price, interest will cease to accrue on the 2018 Notes or portions thereof called for redemption on the applicable Redemption Date.

SECTION 10.09 2021 Notes Optional Redemption.

(a) At any time prior to August 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2021 Notes issued under this Indenture at a Redemption Price of 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, that:

(1) at least 65% of the aggregate principal amount of 2021 Notes originally issued under this Indenture (excluding 2021 Notes held by Suburban Propane and its Subsidiaries or by the General Partner) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) On or after August 1, 2016, the Issuers may redeem all or a part of the 2021 Notes upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2021 Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve month period beginning on August 1 of the years indicated below (subject to the rights of Holders of 2021 Notes on the relevant record date to receive interest on the relevant Interest Payment Date):

Year	Percentage

2016	103.688%
2017	102.459%
2018	101.229%
2019 and thereafter	100.000%

(c) Any redemption pursuant to this Section 10.09 shall be made pursuant to the provisions of Article X hereof.

(d) Unless the Issuers default in the payment of the Redemption Price, interest will cease to accrue on the 2021 Notes or portions thereof called for redemption on the applicable Redemption Date.

SECTION 10.10 Mandatory Redemption.

(a) 2018 Notes Mandatory Redemption.

If the 2018 Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date of the 2018 Notes (each, a “2018 Notes AHYDO Redemption Date”), the Issuers shall be required to redeem for cash a portion of each 2018 Note then outstanding equal to the “2018 Notes Mandatory Principal Redemption Amount” (each such redemption, a “2018 Notes Mandatory Principal Redemption”). The redemption price for the portion of each 2018 Note redeemed pursuant to any 2018 Notes Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. “2018 Notes Mandatory Principal Redemption Amount” means, as of each 2018 Notes AHYDO Redemption Date, the portion of a 2018 Note required to be redeemed to prevent such 2018 Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the 2018 Notes prior to any 2018 Notes AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Issuers’ obligation to make any 2018 Notes Mandatory Principal Redemption with respect to any 2018 Notes that remain outstanding on such 2018 Notes AHYDO Redemption Date.

(b) 2021 Notes Mandatory Redemption.

If the 2021 Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date of the 2021 Notes (each, a “2021 Notes AHYDO Redemption Date”), the Issuers shall be required to redeem for cash a portion of each 2021 Note then outstanding equal to the “2021 Notes Mandatory Principal Redemption Amount” (each such redemption, a “2021 Notes Mandatory Principal Redemption”). The redemption price for the portion of each 2021 Note redeemed pursuant to any 2021 Notes Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. “2021 Notes Mandatory Principal Redemption Amount” means, as of each 2021 Notes AHYDO Redemption Date, the portion of a 2021 Note required to be redeemed to prevent such 2021 Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the 2021 Notes prior to any 2021 Notes AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Issuers’ obligation to make any 2021 Notes Mandatory Principal Redemption with respect to any 2021 Notes that remain outstanding on such 2021 Notes AHYDO Redemption Date.

(c) Any redemption pursuant to this Section 10.10 shall be made pursuant to the provisions of Article X hereof.

SECTION 10.11 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 9.11 hereof, Suburban Propane is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), Suburban Propane will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness on a pro rata basis or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, Suburban Propane will send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 10.11 and Section 9.11 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless Suburban Propane defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in whole multiples of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to Suburban Propane, a Depositary, if appointed by Suburban Propane, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if Suburban Propane, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and the Issuers will select the other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of each series of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by Suburban Propane so that only Notes in denominations of whole multiples of $2,000 or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, Suburban Propane will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 10.11. Suburban Propane, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers, will promptly issue a new Note, and the Trustee, upon written request from Suburban Propane will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. Suburban Propane will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 10.11, any purchase pursuant to this Section 10.11 shall be made pursuant to the provisions of Article X hereof.

ARTICLE XI

Subsidiary Guarantees

SECTION 11.01 Guarantee.

(a) Subject to Section 9.17 and this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Suburban Propane, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(1) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either Suburban Propane or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(2) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article IV hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article IV hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.03 Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit C hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that Suburban Propane or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 9.17 hereof, the Issuers will cause such Subsidiary to comply with the provisions of Section 9.17 hereof and this Article XI, to the extent applicable.

SECTION 11.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Suburban Propane or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(i) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; or

(ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 9.11 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles VII and IX hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into Suburban Propane or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to Suburban Propane or another Guarantor.

SECTION 11.05 Releases.

The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate Sections 9.11 or 10.11 of this Indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate Sections 9.11 or 10.11 of this Indenture;

(3) if Suburban Propane designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon Legal Defeasance or satisfaction and discharge of this Indenture in respect of the Notes as provided in Section 12.02 and Article III of this Indenture; or

(5) if such Guarantor is released from the underlying Guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

ARTICLE XII

Legal Defeasance and Covenant Defeasance

SECTION 12.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Supervisors of Suburban Propane evidenced by a resolution set forth in an Officers’ Certificate, and at any time, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Notes of a particular series upon compliance with the conditions set forth below in this Article XII.

SECTION 12.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Issuers will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes with respect to any series of Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes with respect to any series of Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of Suburban Propane, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes with respect to any series of Notes to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to in Section 12.04 hereof;

(b) the Issuers’ obligations with respect to such Notes under Article II and Section 9.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(d) this Article XII.

Subject to compliance with this Article XII, the Issuers’ may exercise their option under this Section 12.02 notwithstanding the prior exercise of their option under Section 12.03 hereof.

SECTION 12.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Issuers will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from their obligations under the covenants contained in Sections 9.03,

9.05, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15 (except with respect to the existence of each Issuer), 9.16, 9.17, 9.18, 9.20 and 10.11 hereof and Section 7.01(a)(4) hereof with respect to the outstanding Notes of the applicable series on and after the date the conditions set forth in Section 12.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of that particular series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a particular series, the Issuers may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 4.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 12.01 hereof of the option applicable to this Section 12.03 hereof, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, Section 4.01(c) through 4.01(f) hereof will not constitute Events of Default with respect to such series of Notes.

SECTION 12.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03 hereof with respect to a particular series of Notes:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, and interest and premium on the Notes of such series on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(b) in the case of a Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the applicable series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Suburban Propane or any of its Subsidiaries is a party or by which Suburban Propane or any of its Subsidiaries is bound;

(f) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the applicable series of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(g) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no Holder of the applicable series of Notes is an insider of either of the Issuers, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 12.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 hereof in respect of the outstanding Notes of an applicable series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article XII to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.06 Repayment to Suburban Propane.

Any money deposited with the Trustee or any Paying Agent, or then held by Suburban Propane, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to Suburban Propane on its request or (if then held by Suburban Propane) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to Suburban Propane for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Suburban Propane cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 12.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the applicable series of Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if Suburban Propane makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, Suburban Propane will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

SUBURBAN PROPANE PARTNERS, L.P., as Issuer

By:	/s/ Michael A. Stivala
Name: Michael A. Stivala
Title: Chief Financial Officer

SUBURBAN ENERGY FINANCE CORP., as Issuer

By:	/s/ Michael A. Stivala
Name: Michael A. Stivala
Title: Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

EXHIBIT A-1

[FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Notes Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [ ]	No.

$[        ] 7  1/2 % Senior Notes due 2018

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban Propane”) and Suburban Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Suburban Propane, the “Issuers”) promise to pay to                      or registered assigns, the principal sum of [                    ] DOLLARS [if a Global Note insert: or such greater or lesser amount as may from time to time be endorsed on the Schedule of Changes of Interests in the Global Note] on October 1, 2018 and promise to pay interest on the principal amount of this 2018 Note at 7  1/2 % per annum from August 1, 2012, or the most recent Interest Payment Date to which interest has been paid, until maturity.

Interest Payment Dates: April 1 and October 1 of each year

Record Dates: March 15 and September 15 of each year

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

Dated: [                    ]

SUBURBAN PROPANE PARTNERS, L.P.	SUBURBAN ENERGY FINANCE CORP.

By:	By:
Name:	Name:
Title:	Title:

A-1-1

This is one of the Notes referred to in

the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

A-1-2

[BACK OF NOTE]

7  1/2 % Senior Notes due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. The Issuers promise to pay interest on the principal amount of this 2018 Note at 7  1/2 % per annum from August 1, 2012, or the most recent Interest Payment Date to which interest has been paid, until maturity. The Issuers will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2018 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this 2018 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 2012. The Issuers will pay interest on overdue principal and interest from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Issuers will pay interest on the 2018 Notes (except defaulted interest) to the Persons who are registered Holders of 2018 Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such 2018 Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.08 of the Indenture with respect to defaulted interest. The 2018 Notes will be payable as to principal, premium and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, if a Holder of 2018 Notes has given wire transfer instructions to the Issuers, payment of principal, interest and premium, if any, may be made in accordance with those instructions; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all global notes and all other 2018 Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

(4) Indenture. The Issuers issued the 2018 Notes under an Indenture, dated as of August 1, 2012 (the “Indenture”), by and among the Issuers and the Trustee. The terms of the 2018 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The

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2018 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2018 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The 2018 Notes are unsecured general obligations of the Issuers.

(5) Optional Redemption. Subject to the additional terms and conditions set forth in the Indenture:

(a) At any time prior to October 1, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2018 Notes issued under the Indenture at a Redemption Price of 107.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, that:

(i) at least 65% of the aggregate principal amount of 2018 Notes originally issued under the Indenture (excluding 2018 Notes held by Suburban Propane and its Subsidiaries or by the General Partner) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) On or after October 1, 2014, the Issuers may redeem all or a part of the 2018 Notes upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2018 Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below (subject to the rights of Holders on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date):

Year	Percentage

2014	103.750%
2015	101.875%
2016 and thereafter	100.000%

(c) In the event that Holders of not less than 90% of the aggregate principal amount of 2018 Notes outstanding accept a Change of Control Offer (as defined below) and the Issuers (or the third party making the Change of Control Offer in lieu of the Issuers) purchases all of the 2018 Notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the 2018 Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment (as defined below) plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the 2018 Notes that

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remain outstanding, to the date of redemption (subject to the right of Holders of record of 2018 Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(6) Mandatory Redemption.

If the 2018 Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date of the 2018 Notes (each, a “2018 Notes AHYDO Redemption Date”), the Issuers will be required to redeem for cash a portion of each 2018 Note then outstanding equal to the “2018 Notes Mandatory Principal Redemption Amount” (each such redemption, a “2018 Notes Mandatory Principal Redemption”). The redemption price for the portion of each 2018 Note redeemed pursuant to any 2018 Notes Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. “2018 Notes Mandatory Principal Redemption Amount” means, as of each 2018 Notes AHYDO Redemption Date, the portion of a 2018 Note required to be redeemed to prevent such 2018 Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the 2018 Notes prior to any 2018 Notes AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Issuers’ obligation to make any 2018 Notes Mandatory Principal Redemption with respect to any 2018 Notes that remain outstanding on such 2018 Notes AHYDO Redemption Date.

(7) Repurchase at the Option of Holders. Subject to the additional terms and conditions set forth in the Indenture:

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder of 2018 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s 2018 Notes at a purchase price in cash equal to 101% of the aggregate principal amount of 2018 Notes repurchased plus accrued and unpaid interest on the 2018 Notes repurchased, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Holder of this 2018 Note may elect to have this 2018 Note or a portion thereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” attached hereto, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice for the Change of Control Offer.

(b) If Suburban Propane or any of its Restricted Subsidiaries consummates any Asset Sale, in certain circumstances specified in Section 9.11 of the Indenture, the Issuers will commence an offer to all Holders of 2018 Notes and all holders of other Indebtedness that is pari passu with the 2018 Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds

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of sales of assets (an “Asset Sale Offer”) pursuant to Section 10.11 of the Indenture to purchase the maximum principal amount of 2018 Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of 2018 Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the 2018 Notes and the Issuers shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of 2018 Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such 2018 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached hereto, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice for the Asset Sale Offer.

(8) Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose 2018 Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the 2018 Notes or a satisfaction or discharge of the Indenture. 2018 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $2,000 or in integral multiples of $1,000 in excess thereof. On and after the Redemption Date interest ceases to accrue on 2018 Notes or portions thereof called for redemption unless the Issuers shall default on the payment of the Redemption Price and accrued interest.

(9) Denominations, Transfer, Exchange. The 2018 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2018 Notes may be registered and 2018 Notes may be exchanged as provided in the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 2018 Note or portion of a 2018 Note selected for redemption, except for the unredeemed portion of any 2018 Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any 2018 Notes for a period of 15 days before a selection of 2018 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a 2018 Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the 2018 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2018 Notes (including, without limitation consents obtained in connection with a tender offer or exchange offer for, or purchase of, the 2018 Notes), and any existing Default (other than a Default or Event of Default in the

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payment of the principal of, premium or interest on the 2018 Notes) or compliance with any provision of the Indenture, the Subsidiary Guarantees, if any, or the 2018 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2018 Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the 2018 Notes). Without the consent of any Holder of a 2018 Note, the Indenture or the 2018 Notes may be amended or supplemented: to cure any ambiguity, defect or inconsistency; to provide for uncertificated 2018 Notes in addition to or in place of certificated 2018 Notes; to provide for the assumption of the Issuers’ obligations to Holders of the 2018 Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets; to make any change that would provide any additional rights or benefits to the Holders of the 2018 Notes or that does not adversely affect the legal rights under the Indenture of any Holder of 2018 Notes; to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to conform the text of the Indenture or the 2018 Notes to any provision of the “Description of the SPH Notes” section of the Issuers’ Offer to Exchange dated May 3, 2012, as amended and supplemented by the Amendment and Supplement to the Offer to Exchange dated July 6, 2012, relating to the issuance and sale of the 2018 Initial Notes, to the extent that such provision in that “Description of the SPH Notes” as so amended and supplemented was intended to be a verbatim recitation of a provision of the Indenture or the 2018 Notes; to provide for the issuance of any Exchange Notes pursuant to the Registration Rights Agreement and any Additional Notes in accordance with the limitations set forth in the Indenture as of its date; or to add collateral to secure the 2018 Notes or to add Guarantees of the Issuers’ obligations under the 2018 Notes.

(12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the 2018 Notes; (ii) default in payment when due of principal of or premium, if any, on the 2018 Notes; (iii) failure by Suburban Propane for 90 days after notice to comply with the provisions under Section 9.03 of the Indenture; (iv) failure by Suburban Propane or any of its Restricted Subsidiaries to comply with any other term, covenant or agreement contained in the 2018 Notes or the Indenture, other than a default specified in either clause (i), (ii) or (iii) above, and the default continues for a period of 60 days after written notice of default requiring the Issuers to remedy the same is given to Suburban Propane by the Trustee or by Holders of 25% in aggregate principal amount of the 2018 Notes then outstanding; (v) the failure to pay principal of, or interest or premium, if any, when due, on any Indebtedness of Suburban Propane or any Restricted Subsidiary of Suburban Propane (giving effect to any applicable grace periods and any extensions thereof), or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal of, or interest or premium, if any, or which has been accelerated, aggregates $20.0 million or more at any time; (vi) a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against Suburban Propane or any of its Restricted Subsidiaries; provided such judgment or judgments requires or require the payment of money in excess of $20.0 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; and (vii) certain events of bankruptcy or insolvency set forth in Section 4.01 of the Indenture with respect to Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken

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together, would constitute a Significant Subsidiary of Suburban Propane. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane, all outstanding 2018 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding 2018 Notes may declare all the 2018 Notes to be due and payable immediately. Subject to certain limitations, Holders of a majority in principal amount of the 2018 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2018 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. The Holders of a majority in aggregate principal amount of the 2018 Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the 2018 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2018 Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Trustee Dealings with Issuers. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of 2018 Notes or warrants to purchase 2018 Notes and, subject to Section 5.08 of the Indenture, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

(14) No Personal Liability. No past, present or future limited partner, officer, employee, incorporator, unitholder, stockholder or Affiliate of the Issuers, as such, will have any liability for any obligations of the Issuers under this 2018 Note, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2018 Notes by accepting a 2018 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2018 Notes.

(15) Authentication. This 2018 Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the 2018 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2018 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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(18) Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(19) [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of 2018 Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated August 1, 2012 among the Issuers and the Dealer Managers (the “Registration Rights Agreement”).]

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Suburban Propane Partners, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, New Jersey 07981

Facsimile: (973) 503-9395

Attention: A. Davin D’Ambrosio, Vice President and Treasurer

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ASSIGNMENT FORM

To assign this 2018 Note, fill in the form below:

(I) or (we) assign and transfer this 2018 Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 2018 Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2018 Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2018 Note purchased by the Issuers pursuant to Section 9.11 or 9.16 of the Indenture, check the appropriate box below:

[    ] Section 9.11            [    ] Section 9.16

If you want to elect to have only part of the 2018 Note purchased by the Issuers pursuant to Section 9.11 or Section 9.16 of the Indenture, state the amount you elect to have purchased (must be $2,000 or an integral multiple of $1,000 in excess of $2,000):

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2018 Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF CHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a definitive Note, or exchanges of a part of another Global Note or definitive 2018 Note for an interest in this Global Note, or redemption or repurchase have been made:

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the 2018 Note is issued in global form.

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EXHIBIT A-2

[FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Notes Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [ ]	No.

$[            ] 7-3/8% Senior Notes due 2021

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban Propane”) and Suburban Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Suburban Propane, the “Issuers”) promise to pay to                      or registered assigns, the principal sum of [                    ] DOLLARS [if a Global Note insert: or such greater or lesser amount as may from time to time be endorsed on the Schedule of Changes of Interests in the Global Note] on August 1, 2021 and promise to pay interest on the principal amount of this 2021 Note at 7-3/8% per annum from August 1, 2012, or the most recent Interest Payment Date to which interest has been paid, until maturity.

Interest Payment Dates: February 1 and August 1 of each year

Record Dates: January 15 and July 15 of each year

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

Dated: [                    ]

SUBURBAN PROPANE PARTNERS, L.P.	SUBURBAN ENERGY FINANCE CORP.

By:	By:
Name:	Name:
Title:	Title:

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This is one of the Notes referred to in

the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[BACK OF NOTE]

7-3/8% Senior Notes due 2021

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. The Issuers promise to pay interest on the principal amount of this 2021 Note at 7-3/8% per annum from August 1, 2012, or the most recent Interest Payment Date to which interest has been paid, until maturity. The Issuers will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2021 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this 2021 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2013. The Issuers will pay interest on overdue principal and interest from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Issuers will pay interest on the 2021 Notes (except defaulted interest) to the Persons who are registered Holders of 2021 Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such 2021 Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.08 of the Indenture with respect to defaulted interest. The 2021 Notes will be payable as to principal, premium and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, if a Holder of 2021 Notes has given wire transfer instructions to the Issuers, payment of principal, interest and premium, if any, may be made in accordance with those instructions; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all global notes and all other 2021 Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

(4) Indenture. The Issuers issued the 2021 Notes under an Indenture, dated as of August 1, 2012 (the “Indenture”), by and among the Issuers and the Trustee. The terms of the 2021 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The

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2021 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2021 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The 2021 Notes are unsecured general obligations of the Issuers.

(5) Optional Redemption. Subject to the additional terms and conditions set forth in the Indenture:

(a) At any time prior to August 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2021 Notes issued under the Indenture at a Redemption Price of 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, that:

(i) at least 65% of the aggregate principal amount of 2021 Notes originally issued under the Indenture (excluding 2021 Notes held by Suburban Propane and its Subsidiaries or by the General Partner) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) On or after August 1, 2016, the Issuers may redeem all or a part of the 2021 Notes upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2021 Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below (subject to the rights of Holders on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date):

Year	Percentage

2016	103.688%
2017	102.459%
2018	101.229%
2019 and thereafter	100.000%

(c) In the event that Holders of not less than 90% of the aggregate principal amount of 2021 Notes outstanding accept a Change of Control Offer (as defined below) and the Issuers (or the third party making the Change of Control Offer in lieu of the Issuers) purchases all of the 2021 Notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the 2021 Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment (as defined below) plus, to the extent not included in

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the Change of Control Payment, accrued and unpaid interest on the 2021 Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record of 2021 Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(6) Mandatory Redemption.

If the 2021 Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date of the 2021 Notes (each, a “2021 Notes AHYDO Redemption Date”), the Issuers will be required to redeem for cash a portion of each 2021 Note then outstanding equal to the “2021 Notes Mandatory Principal Redemption Amount” (each such redemption, a “2021 Notes Mandatory Principal Redemption”). The redemption price for the portion of each 2021 Note redeemed pursuant to any 2021 Notes Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. “2021 Notes Mandatory Principal Redemption Amount” means, as of each 2021 Notes AHYDO Redemption Date, the portion of a 2021 Note required to be redeemed to prevent such 2021 Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the 2021 Notes prior to any 2021 Notes AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Issuers’ obligation to make any 2021 Notes Mandatory Principal Redemption with respect to any 2021 Notes that remain outstanding on such 2021 Notes AHYDO Redemption Date.

(7) Repurchase at the Option of Holders. Subject to the additional terms and conditions set forth in the Indenture:

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder of 2021 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s 2021 Notes at a purchase price in cash equal to 101% of the aggregate principal amount of 2021 Notes repurchased plus accrued and unpaid interest on the 2021 Notes repurchased, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Holder of this 2021 Note may elect to have this 2021 Note or a portion thereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” attached hereto , or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice for the Change of Control Offer.

(b) If Suburban Propane or any of its Restricted Subsidiaries consummates any Asset Sale, in certain circumstances specified in Section 9.11 of the Indenture, the Issuers will commence an offer to all Holders of 2021 Notes and all holders of other

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Indebtedness that is pari passu with the 2021 Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 10.11 of the Indenture to purchase the maximum principal amount of 2021 Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of 2021 Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the 2021 Notes and the Issuers shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of 2021 Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such 2021 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached hereto, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice for the Asset Sale Offer.

(8) Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose 2021 Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the 2021 Notes or a satisfaction or discharge of the Indenture. 2021 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $2,000 or in integral multiples of $1,000 in excess thereof. On and after the Redemption Date interest ceases to accrue on 2021 Notes or portions thereof called for redemption unless the Issuers shall default on the payment of the Redemption Price and accrued interest.

(9) Denominations, Transfer, Exchange. The 2021 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2021 Notes may be registered and 2021 Notes may be exchanged as provided in the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 2021 Note or portion of a 2021 Note selected for redemption, except for the unredeemed portion of any 2021 Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any 2021 Notes for a period of 15 days before a selection of 2021 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a 2021 Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the 2021 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2021 Notes (including, without

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limitation consents obtained in connection with a tender offer or exchange offer for, or purchase of, the 2021 Notes), and any existing Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the 2021 Notes) or compliance with any provision of the Indenture, the Subsidiary Guarantees, if any, or the 2021 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2021 Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the 2021 Notes). Without the consent of any Holder of a 2021 Note, the Indenture or the 2021 Notes may be amended or supplemented: to cure any ambiguity, defect or inconsistency; to provide for uncertificated 2021 Notes in addition to or in place of certificated 2021 Notes; to provide for the assumption of the Issuers’ obligations to Holders of the 2021 Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets; to make any change that would provide any additional rights or benefits to the Holders of the 2021 Notes or that does not adversely affect the legal rights under the Indenture of any Holder of 2021 Notes; to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to conform the text of the Indenture or the 2021 Notes to any provision of the “Description of the SPH Notes” section of the Issuers’ Offer to Exchange dated May 3, 2012 as amended and supplemented by the Amendment and Supplement to the Offer to Exchange dated July 6, 2012, relating to the issuance and sale of the 2021 Initial Notes, to the extent that such provision in that “Description of the SPH Notes”, as so amended and supplemented, was intended to be a verbatim recitation of a provision of the Indenture or the 2021 Notes; to provide for the issuance of any Exchange Notes pursuant to the Registration Rights Agreement and any Additional Notes in accordance with the limitations set forth in the Indenture as of its date; or to add collateral to secure the 2021 Notes or to add Guarantees of the Issuers’ obligations under the 2021 Notes.

(12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the 2021 Notes; (ii) default in payment when due of principal of or premium, if any, on the 2021 Notes; (iii) failure by Suburban Propane for 90 days after notice to comply with the provisions under Section 9.03 of the Indenture; (iv) failure by Suburban Propane or any of its Restricted Subsidiaries to comply with any other term, covenant or agreement contained in the 2021 Notes or the Indenture, other than a default specified in either clause (i), (ii) or (iii) above, and the default continues for a period of 60 days after written notice of default requiring the Issuers to remedy the same is given to Suburban Propane by the Trustee or by Holders of 25% in aggregate principal amount of the 2021 Notes then outstanding; (v) the failure to pay principal of, or interest or premium, if any, when due, on any Indebtedness of Suburban Propane or any Restricted Subsidiary of Suburban Propane (giving effect to any applicable grace periods and any extensions thereof), or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal of, or interest or premium, if any, or which has been accelerated, aggregates $20.0 million or more at any time; (vi) a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against Suburban Propane or any of its Restricted Subsidiaries; provided such judgment or judgments requires or require the payment of money in excess of $20.0 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; and (vii) certain events of bankruptcy or insolvency set forth in Section 4.01

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of the Indenture with respect to Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Suburban Propane, Finance Corp., any Significant Subsidiary of Suburban Propane or any group of Restricted Subsidiaries of Suburban Propane that, taken together, would constitute a Significant Subsidiary of Suburban Propane, all outstanding 2021 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding 2021 Notes may declare all the 2021 Notes to be due and payable immediately. Subject to certain limitations, Holders of a majority in principal amount of the 2021 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2021 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. The Holders of a majority in aggregate principal amount of the 2021 Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the 2021 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2021 Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Trustee Dealings with Issuers. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of 2021 Notes or warrants to purchase 2021 Notes and, subject to Section 5.08 of the Indenture, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

(14) No Personal Liability. No past, present or future limited partner, officer, employee, incorporator, unitholder, stockholder or Affiliate of the Issuers, as such, will have any liability for any obligations of the Issuers under this 2021 Note, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2021 Notes by accepting a 2021 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2021 Notes.

(15) Authentication. This 2021 Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the 2021 Notes and the Trustee may use CUSIP numbers in notices of redemption as a

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convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2021 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18) Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(19) [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of 2021 Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated August 1, 2012 among the Issuers and the Dealer Managers (the “Registration Rights Agreement”).]

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Suburban Propane Partners, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, New Jersey 07981

Facsimile: (973) 503-9395

Attention: A. Davin D’Ambrosio, Vice President and Treasurer

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ASSIGNMENT FORM

To assign this 2021 Note, fill in the form below:

(I) or (we) assign and transfer this 2021 Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 2021 Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2021 Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2021 Note purchased by the Issuers pursuant to Section 9.11 or 9.16 of the Indenture, check the appropriate box below:

[    ] Section 9.11            [    ] Section 9.16

If you want to elect to have only part of the 2021 Note purchased by the Issuers pursuant to Section 9.11 or Section 9.16 of the Indenture, state the amount you elect to have purchased (must be $2,000 or an integral multiple of $1,000 in excess of $2,000):

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2021 Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF CHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a definitive Note, or exchanges of a part of another Global Note or definitive 2021 Note for an interest in this Global Note, or redemption or repurchase have been made:

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

•	This schedule should be included only if the 2021 Note is issued in global form.

EXHIBIT B

[FORM OF SUBSIDIARY GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally Guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 1, 2012 (the “Indenture”) among Suburban Propane Partners, L.P. (“Suburban Propane”), Suburban Energy Finance Corp. (“Finance Corp.” and together with Suburban Propane, the “Issuers”) and The Bank of New York Mellon, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest on, the Notes, whether at maturity, by acceleration, redemption, repurchase or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)

By:
Name:
Title:]

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EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20    , among                     (the “Guarantor”), Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban Propane”), Suburban Energy Finance Corp., a Delaware corporation (“Finance Corp.” and together with Suburban Propane, the “Issuers”), and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Trustee have heretofore executed and delivered to the Trustee an indenture, dated as of August 1, 2012 (the “Indenture”), pursuant to which the Issuers have issued 7 1/2 % Senior Notes due 2018 (the “2018 Notes”) and 7 3/8% Senior Notes due 2021 (the “2021 Notes” and, together with the 2018 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 8.06 of the Indenture, the Trustee is authorized to execute and deliver this Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article XI of the Indenture.

3. No Personal Liability of Limited Partners, Officers, Employees and Unitholders. No past, present or future limited partner, director, officer, employee, incorporator, unitholder, stockholder or Affiliate of the Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under any series of the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of any series of the Notes by accepting any Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of any series of the Notes.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[GUARANTOR]

By:
Name:
Title:

SUBURBAN PROPANE PARTNERS, L.P.

By:
Name:
Title:

SUBURBAN ENERGY FINANCE CORP.

By:
Name:
Title:

[EXISTING GUARANTORS

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By:
Name:
Title:]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

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